UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 30, 2006

IMAGE INNOVATIONS HOLDINGS INC.
(Exact name of small Business Issuer as specified in its charter)

NEVADA	0-50119	91-1898414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Snow Becker Krauss P.C., 605 Third Avenue, New York, New York	10158
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (845) 494-5049

N/A
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 30, 2006, the Registrant’s Chief Financial Officer, who is also a member of the Board of Directors of the Registrant, received a letter from an attorney, who is also a director, identifying himself as the General Counsel of the Registrant informing the CFO that a resolution purporting to remove the CFO and the Registrant’s Chief Executive Officer as directors of the Registrant had been authorized by approximately 75.4% of the shareholders of the Registrant pursuant to written consents thereof. The Registrant has received a letter from the CEO challenging the validity and effectiveness of the purported action on the basis of the failure by the party or parties soliciting such consents to comply with the proxy solicitation and information statement rules of the Securities Exchange Act of 1934. Furthermore, the CEO indicated in his letter that he has not yet fully examined the written consents to determine the validity of the consents themselves, but believes that certain of the consents were not executed properly.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE INNOVATIONS HOLDINGS INC. (Registrant)

Date: April 4, 2006	By:	/s/ Michael Preston
Michael Preston Chief Executive Officer